LOAN AGREEMENT

This Loan Agreement (the “Loan Agreement”) is made as of April 1, 2014, by and between Jeremy P. Feakins & Associates, LLC (the “Lender”) and Ocean Thermal Energy Corporation (the “Borrower”).

WITNESSETH:

WHEREAS, the Borrower desires to obtain certain credit facilities, as set forth in this Loan Agreement, and the Lender is willing to provide such credit facilities on the terms and conditions set forth herein;

NOW, THEREFORE, the Lender and the Borrower, intending to be legally bound, hereby agree as follows:

1.           The Credit Facilities. The Lender agrees, pursuant to the terms and conditions of this Loan Agreement and the other Loan Documents (as defined below), to make a loan to the Borrower in a principal amount of up to Two Million Two Hundred Sixty-five Thousand Dollars ($2,265,000) (the “Loan”). The Loan shall be evidenced by a Note (the “Note”) and shall be made in accordance with and subject to the terms and conditions of this Loan Agreement, the Note and the other Loan Documents.

2.           The Loan Documents. The following documents and materials (together with this Loan Agreement and any other accessory documents executed in connection herewith, such documents and materials, as they may be amended, restated, renewed and extended, are collectively referred to herein as the “Loan Documents”) have been or will be executed in connection with the Loan:

a.           Note;

b.           Warrants, of even date herewith, granting to Lender, as additional consideration for making the Loan to the Borrower, the right to purchase up to 12,912,500 shares of Ocean Thermal Energy Corp. common stock at a price of $0.425 per share.

3.           Interest Rate. The Loan shall bear interest as set forth in the Note.

4.           Repayment. Repayment of the Loan shall be made as set forth in the Note, and pre-payment shall be permitted as therein specified.

5.           Use of Proceeds. The proceeds of the Loan shall be used to support the development and construction costs for the Borrower’s Baha Mar Resort Seawater Air-conditioning project and general overhead expenses including costs associated with the Borrower’s public listing.

6.           Expenses and Fees. The Borrower agrees to pay the Lender a Facility Fee of $25,000.00 payable to the Lender upon execution of this Loan Agreement.

7.           Representations and Warranties. The Borrower, in order to induce the Lender to make the Loan, make the following representations, warranties and promises:

a.           Good Standing. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, with powers adequate to own its properties, and to carry on its business as presently conducted by it.

b.           Authority; Binding Agreement. The execution, delivery and performance of the Loan Documents are within the corporate power of the Borrower, have been duly authorized by the Borrower and are not in contravention of law or the terms of the Borrower’s Certificate of Incorporation and By-Laws. The execution, delivery and performance of the Loan Documents does not and will not contravene any documents, agreements or undertakings to which the Borrower is a party or by which it is bound. No approval of any person, corporation, governmental body or other entity is a prerequisite to the execution, delivery, validity or enforceability and performance of the Loan Documents. When executed by the Borrower, the Loan Documents to which the Borrower is a party will constitute the legally binding obligations of the Borrower, enforceable in accordance with their terms except as the enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally.

c.           Financial Information. Subject to any limitation stated therein or in connection therewith, all balance sheets, earning statements, accounts receivable lists and aging schedules and other financial data which have been or shall be furnished to the Lender by the Borrower to induce the Lender to enter into this Loan Agreement or otherwise in connection herewith, do or will fairly represent the financial condition of the Borrower in all material respects, are accurate, complete and correct in all material respects insofar as completeness may be necessary to give the Lender a true and accurate knowledge of the subject matter as of the date hereof. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Borrower since the date of said financial statements or since the respective dates on which either furnished the Lender with other financial data or other representations about their financial condition.

d.           Solvency. Any borrowings to be made by Borrower under this Loan Agreement do not and will not render Borrower insolvent. The Borrower is contemplating neither the filing of a petition under any state or federal bankruptcy or insolvency laws, nor the liquidation of all or a major portion of its property, and the Borrower has no knowledge or any reason to know of any person contemplating the filing of any such petition against it.

8.           Covenants. The Borrower agrees with the Lender that during the term of this Agreement and the other Loan Documents, and any extensions, replacements or renewals thereof (except as otherwise agreed by the Lender in writing):

a.           Insurance. The Borrower shall maintain adequate fire and extended coverage insurance, with the Lender named as lender loss payee, as well as general liability, business interruption and other insurance policies as are customary. All such insurance:

i.           Shall be issued in such amounts and by such companies as are satisfactory to the Lender; and

ii.           Shall contain provisions providing for thirty (30) days’ prior written notice to the Lender of any intended change or cancellation and providing that no such change or cancellation shall be effective as to the Lender in the absence of such notice.

b.           Notice of Default; Litigation. The Borrower shall notify the Lender in writing immediately upon becoming aware of any default hereunder, or of any actions, suits, investigations, or proceedings at law, in equity or before any governmental authority that may have a material adverse effect on the Borrower, pending or threatened, against or affecting the Borrower or involving the validity or enforceability of the Loan Documents.

c.           Financial Information. The Borrower shall furnish or cause to be furnished to the Lender (i) on an annual basis, federal income tax returns of the Borrower and annual financial statements of the Borrower, compiled by certified public accountants, within one hundred twenty (120) days after the end of each fiscal year; and (ii) on a fiscal quarter basis, internally-prepared interim financial statements of the Borrower in a form satisfactory to Lender within thirty (30) days of the close of each fiscal quarter.

d.           Expenses. The Borrower shall pay all costs and expenses (including, but not limited to, attorneys’ fees) incidental to the Loan, to the preservation the Lender’s interests under the Loan Documents and to the collection of all obligations pursuant to the Loan Documents.

e.           Further Assurances. The Borrower shall execute such documents as the Lender may reasonably request relating to the Loan.

9.           Conditions Precedent. The obligation of the Lender to make the Loan is subject to the satisfaction by the Borrower of the following conditions precedent:

a.           The Borrower’s representations and warranties as contained herein shall be accurate and complete as of the date of closing;

b.           The Borrower shall not be in default under any of the covenants contained herein as of the date of closing;

c.           The Borrower shall have executed and delivered all of the Loan Documents to which it is a party;

d.           The Borrower shall have delivered to the Lender all of the documents (fully executed) and materials and satisfied all of the requirements reasonably requested by Lender to evidence the obligations of Borrower with respect to the Loan in such form and substance as may be reasonably acceptable to the Lender.

e.           The Borrower shall have paid all costs incurred in connection with the closing of the Loan, including without limitation, the attorneys’ fees of the Lender’s counsel (up to a maximum of $5,000) and all filing fees. To the extent that such costs are not paid at closing, the Borrower hereby authorizes the Lender to pay the same from the proceeds of the Loan; and

f.           The Borrower shall provide the Lender with written confirmation that there are no known disputes or pending actions between the Borrower and the Internal Revenue Service.

g.           The Borrower shall furnish the Lender with such other documents, opinions, certificates, evidence and other matters as may be reasonably requested by the Lender at or prior to closing.

10.           Events of Default; Acceleration; Remedies. The occurrence of any one or more of the following events shall constitute a default (an “Event of Default”) under this Agreement:

a.           If any statement, representation or warranty made by the Borrower in the Loan Documents, in connection therewith or any financial statement, report, schedule, or certificate furnished to the Lender by the Borrower, any of its representatives, employees or accountants during the term of this Agreement shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any material respect;

b.           Default by the Borrower in payment within five (5) days of the due date of any principal or interest or other amounts called for under the Loan Documents;

c.           Default by the Borrower in the performance or observance of any of its obligations under the provisions, terms, conditions, warranties or covenants of the Loan Documents and such failure shall continue for a period of thirty (30) days or more following receipt of written notice thereof from the Lender.

d.           The occurrence of an event of default not cured within any applicable remedy period, under any obligations of the Borrower to the Lender other than under the Loan Documents, whether created prior to, concurrent with, or subsequent to obligations arising out of the Loan Documents;

e.           The occurrence of an event of default not cured within any applicable remedy period, under any other obligation of the Borrower in an aggregate amount of Ten Thousand Dollars ($10,000.00) or more, for borrowed money or under any lease;

f.           The dissolution, termination of existence, merger or consolidation of the Borrower, or a sale of all or substantially all of the assets of the Borrower out of the ordinary course of business;

g.           A change in the beneficial ownership of fifty percent (50%) or more (in the aggregate) of the issued and outstanding voting capital stock of the Borrower from the ownership on the date of this Loan Agreement, whether through transfer, issuance of stock or membership interests or otherwise.

h.           The Borrowers shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of any of their or its property, (ii) admit in writing their or its inability to pay their or its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or he in any proceeding under any such law or (vi) offer or enter into any compromise, extension or arrangement seeking relief or extension of their or its debts;

i.           In the event that proceedings shall be commenced or an order, judgment or decree shall be entered against the Borrower, without the application, approval or consent of the Borrower (as the case may be) in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of the Borrower of all or a substantial part of their or its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of 90 days;

j.           A final and unappealable judgment for the payment of money in excess of Ten Thousand Dollars ($10,000.00) shall be rendered against the Borrower and the same shall remain undischarged for a period of 60 days, during which period execution shall not be effectively stayed; or

Upon the occurrence of any Event of Default, automatically upon an Event of Default under subsection (h) or (i) of this Section or otherwise at the election of the Lender, (i) all of the obligations of the Borrower to the Lender, either under this Loan Agreement or otherwise, will immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived; (ii) the Lender may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the Borrower under the Uniform Commercial Code, any other applicable law, any Loan Document, any agreement between the Borrower and the Lender; and/or (iii) the Lender’s commitment to make further loans under this Agreement or any other agreement with the Borrower will immediately cease and terminate.

11.           General Provisions. The Lender and the Borrower agree as follows with respect to the Loan Documents:

a.           Waivers.

i.           The Borrower hereby waives, to the fullest extent permitted by law, presentment, notice, protest and all other demands and notices of any description and assent (1) to any extension of the time of payment or any other indulgence, and (2) to the release of any other person primarily or secondarily liable for the obligations evidenced hereby.

ii.           No delay or omission on the part of the Lender in exercising any right, privilege or remedy hereunder shall operate as a waiver of such right, privilege or remedy or of any other right, privilege or remedy under the Loan Documents. No waiver of any right, privilege or remedy or any amendment to the Loan Documents shall be effective unless made in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right, privilege and/or remedy on any future occasion. No single or partial exercise of any power hereunder shall preclude other or future exercise thereof or the exercise of any other right. The acceptance by the Lender of any payment after any default under the Loan Documents shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the Lender hereof under the Loan Documents.

b.           Binding Agreement. The Loan Documents shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns;

c.           Entire Agreement and Amendment. The Loan Documents constitute the entire agreement between the Lender and the Borrower with respect to the Loan and shall not be changed in any respect except by written instrument signed by the parties thereto;

d.           Governing Law. The Loan Documents and all rights and obligations thereunder, including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Pennsylvania;

e.           Severability. If any term, condition, or provision of the Loan Documents or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable according to law, then the remaining terms, conditions, and provisions of the Loan Documents, or the application of any such invalid or unenforceable term, condition or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition, and provision of the Loan Documents shall be valid and enforced to the fullest extent permitted by law;

f.            Notice. Any demand or notice required or permitted under the Loan Documents shall be effective if either: (i) hand-delivered to the addressee, or (ii) deposited in the mail, registered or certified, return receipt requested and postage prepaid, or delivered to a private express company addressed to the addressee: (A) at the address shown below, or (B) if such party has provided the other in writing with a change of address, at the last address so provided. Any notice or demand mailed as provided in this paragraph shall be deemed given and received on the earlier of: (i) the date received; (ii) or the date of delivery, refusal or non-delivery as indicated on the return receipt, if sent by mail or private express as provided above.

Borrower:	Lender:
Ocean Thermal Energy Corporation	Jeremy P. Feakins & Associates LLC
800 South Queen Street	800 South Queen Street
Lancaster, PA 17603	Lancaster, PA 17603

With a copy to:	With copy to:
Gerald Koenig	Jeremy P. Feakins
8220 Crestwood Heights Drive, #1105	1200 West Penn Grant Road
McLean VA 22102	Lancaster, PA 17603

g.           Conflict Among Loan Documents. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant and condition or restriction which grants the greater benefit upon the Lender shall control. The determination as to which term, covenant, condition or restriction is the more beneficial shall be made by the Lender in its sole discretion.

h.           Costs of Collection. The Borrower agrees to pay on demand all reasonable out-of-pocket costs of collection under the Loan Documents, including reasonable attorneys’ fees, whether or not any foreclosure or other action is instituted by the Lender in its discretion.

i.            Set-Off, Etc. As additional collateral, the Borrower grants (1) a security interest in, or pledges, assigns and delivers, to the Lender, as appropriate, all deposits, credits and other property now or hereafter due from the Lender to the Borrower and (2) the right to set-off and apply (and a security interest in said right), from time to time hereafter and without demand or notice of any nature, all, or any portion, of such deposits, credits and other property, against the indebtedness evidenced by any of the Notes, whether the other collateral, if any, is deemed adequate or not.

j.            Rights Cumulative. All rights and remedies of the Lender, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Loan Agreement as of the date indicated above.

OCEAN THERMAL ENERGY CORPORATION

By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Group Executive Chairman

JEREMY P. FEAKINS & ASSOCIATES, LLC

By: /s/ Edward M. Baer
Name: Edward M. Baer
Title: Partner & Chief Administrative Officer